Exhibit 99.1

FOR IMMEDIATE RELEASE

Industry Veteran Tom Schwenger to Join Veeva as President and COO

25-year life sciences industry veteran to join September 2019

PLEASANTON, CA — April 1, 2019 — Veeva Systems (NYSE:VEEV) today announced that Tom Schwenger will join the company as president and COO in September 2019 to lead strategy, sales, and services. Schwenger brings more than 25 years of life sciences industry expertise, having built high performing teams leading strategy and technology transformations for many of the world’s top pharmaceutical, biotech, and medical device companies.

Schwenger has dedicated the majority of his career to helping companies advance how medical treatments are discovered, developed, and delivered to patients around the world. He currently has regional responsibility for Accenture’s Northeast Products Industries Practice which includes life sciences and related industries. Previously, he led the growth of its North American Life Sciences Practice.

“I look forward to joining the exceptional Veeva team,” said Schwenger. “Veeva is uniquely positioned to help the industry bring products to market more efficiently and effectively, which is now more important than ever.”

“We are excited to welcome Tom to the Veeva leadership team. He is widely respected for all he’s done to advance life sciences throughout his career and brings an outstanding track record operating high performing organizations,” said Peter Gassner, founder and CEO of Veeva Systems. “As we look ahead to our next phase of growth, Tom’s depth of knowledge and experience will contribute to the continued success of our customers.”

About Veeva Systems

Veeva Systems Inc. is the leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 700 customers, ranging from the world's largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices throughout North America, Europe, Asia, and Latin America. For more information, visit veeva.com.

Additional Information

Connect with Veeva on LinkedIn: linkedin.com/company/veeva-systems
Follow @veevasystems on Twitter: twitter.com/veevasystems
Like Veeva on Facebook: facebook.com/veevasystems

Forward-looking Statements

This release contains forward-looking statements, including the quotations from management and Mr. Schwenger and other statements regarding Mr. Schwenger’s appointment to president and COO. Any forward-looking statements contained in this press release are based upon Veeva’s current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including unexpected events related to Mr. Schwenger’s appointment to President and COO, including the timing of such appointment.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc.
Veeva Systems Inc. owns other registered and unregistered trademarks.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s filing on Form 10-K for the period ended January 31, 2019. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

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Contact:
Roger Villareal Veeva Systems 925-264-8885 roger.villareal@veeva.com	Lisa Barbadora Veeva Systems 610-420-3413 pr@veeva.com

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc.
Veeva Systems Inc. owns other registered and unregistered trademarks.